                                                         EX-99.B(j)ficonsnt

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective
Amendment No. 32 to Registration Statement No. 2-77329 on Form N-1A of
Waddell & Reed Advisors Fixed Income Funds, Inc. of our report dated
November 8, 2002, (on Waddell & Reed Advisors Government Securities Fund
and Waddell & Reed Advisors Limited-Term Bond Fund comprising Waddell &
Reed Advisors Fixed Income Funds, Inc.) appearing in the Annual Report to
Shareholders for the fiscal year ended September 30, 2002 (for the fiscal period from September 30, 2002) (commencement of operations) to September
30, 2002 for Waddell & Reed Advisors Limited-Term Bond Fund), in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to us under the caption "Custodian and
Auditing Services" in such Statement of Additional Information. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP
Kansas City, Missouri
December 26, 2002